Exhibit 99.1

CONTACT:	FOR IMMEDIATE RELEASE

Robert H. Barghaus
Chief Financial Officer
(203) 661-1926, ext. 6668

Tyler P. Schuessler
Vice President, Organizational Development
& Investor Relations
(203) 661-1926, ext. 6643

BLYTH, INC. NAMES ANNE M. BUTLER PRESIDENT, PARTYLITE WORLDWIDE

GREENWICH, CT, USA, May 23, 2007: Blyth, Inc. (NYSE: BTH), a leading multi-channel designer and marketer of home fragrance products, home décor products and household convenience items, today announced the promotion of Anne M. Butler to President, PartyLite Worldwide and Vice President of Blyth, Inc., effective immediately.  Ms. Butler, 58, previously served as President, PartyLite International, a role she held since 2003.

Robert B. Goergen, Blyth’s Chairman of the Board and CEO, commented, “Anne brings to her new position more than 25 years of direct selling industry experience.  She played a key leadership role during years of rapid international expansion for PartyLite, which included the opening of Sweden, Denmark, Ireland, Mexico and Australia, as well as determining a new organizational structure for France and Finland, which have since experienced tremendous growth.  Her management of these markets in partnership with strong local leadership led to rapid growth of PartyLite International’s sales.  PartyLite International now represents nearly 40% of PartyLite Worldwide’s annualized sales, is growing sales above 10% and is highly profitable.”

Ms. Butler joined the Company in 1999 as President, PartyLite Europe and assumed increased responsibility during her tenure.  She became President, Europe and New Markets in 2000, and was subsequently named President, PartyLite International, in 2003.  Prior to joining PatyLite, Ms. Butler worked for leading direct selling companies, including Avon, Aloette Cosmetics and Mary Kay.

Blyth, Inc., headquartered in Greenwich, CT, USA, is a Home Expressions company that markets an extensive array of home fragrance products, decorative accessories, seasonal decorations and household convenience items.  The Company sells its products through multiple channels of distribution, including the home party plan method of direct selling, as well as through the wholesale and catalog/Internet channels.  Blyth also markets tabletop lighting and chafing fuel for the Away From Home or foodservice trade.  The Company manufactures most of its candles and chafing fuel and sources nearly all of its other products.  Its products are sold direct to the consumer under the PartyLite® and Two Sisters GourmetTM brands, to retailers in the premium and specialty retail channels under the Colonial CandleTM, CBK® and Seasons of Cannon Falls® brands, to retailers in the mass retail channel under the  Sterno® brand, to consumers in the catalog and Internet channel under the Miles Kimball®, Exposures®, Walter Drake®, The Home Marketplace®, Easy ComfortsTM and Boca JavaTM brands, and to the Foodservice industry under the Sterno®, Ambria® and HandyFuel® brands.  In Europe, Blyth’s products are also sold under the PartyLite® brand.

Blyth, Inc. may be found on the Internet at www.blyth.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical facts.  Actual results could differ materially due to various factors, including the slowing of the United States or European economies or retail environments, the risk that we will be unable to maintain our historic growth rate, our ability to respond appropriately to changes in product demand, the risk that we will be unable to integrate the businesses that we acquire into our existing operations, the risks (including foreign currency fluctuations, economic and political instability, transportation delays, difficulty in maintaining quality control, trade and foreign tax laws and others) associated with international sales and foreign sourced products, risks associated with our ability to recruit new independent sales consultants, our dependence on key corporate management personnel, risks associated with the sourcing of raw materials for our products, competition in terms of price and new product introductions, risks associated with our information technology systems (including, susceptibility to outages due to fire, floods, power loss, telecommunications failures, computer viruses, break-ins and similar events), risks associated with legislation proposed by the Federal Trade Commission and other factors described in this press release and in the Company’s Annual Report on Form 10-K for the year ended January 31, 2007.

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